Beacon Trust Company Announces Agreement to Acquire The MDE Group, Inc.

MORRISTOWN N.J., January 5, 2015/Globe Newswire/ -- Beacon Trust Company today announced the signing of a definitive agreement under which it will acquire The MDE Group, Inc., a nationally ranked, SEC-registered investment advisor also based in Morristown, and its affiliate, Acertus Capital Management, LLC.

Financial terms of the transaction were not disclosed.

"We're excited about this opportunity to add the talented wealth advisors, financial planners and tax professionals who have made MDE a recognized market leader since its founding in 1987, which has grown to become one of the largest independent firms in New Jersey," said Beacon’s President James D. Nesci. "This transaction will serve to significantly expand our wealth management business throughout New Jersey, as well as in Florida and New York, all of which will continue to be overseen from our offices in Morris County, New Jersey and Suffolk County, New York. MDE’s wealth management relationships will dramatically enhance our market share and earnings growth."

Mitchell D. Eichen, founder of The MDE Group and Acertus Capital Management, commented: "Beacon's business model of delivering exceptional client service and personalized asset management is a perfect fit for both MDE and Acertus which together have a long history of providing clients with “peace of mind” and managing risk in all areas of their financial lives. Our clients will greatly benefit from this combination of resources and talent."

“This in-market expansion of our wealth management business continues our focus on serving our clients' financial needs. We believe that our philosophy of providing exceptional service is shared by MDE and its talented staff," said Mr. Nesci. "We also look forward to introducing Beacon’s clients to MDE’s sophisticated array of wealth management solutions."

When the transaction closes, the assets under management of the combined entities, on a pro forma basis, will be approximately $2.5 billion, making Beacon one of New Jersey’s largest providers of trust and wealth management services.

The definitive agreement has been approved by the boards of directors of both MDE and Beacon. The completion of the transaction is subject to receipt of regulatory approvals, and is expected to be consummated during the second quarter of 2015.

Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to Beacon. Sandler O’Neill + Partners, L.P. served as financial advisor to Beacon.

Morgan, Lewis & Bockius LLP served as legal counsel to MDE. Park Sutton Advisors, LLC served as financial advisor to MDE and Acertus.

About Beacon Trust

Beacon Trust Company was established in 1988, and is headquartered in Morristown, New Jersey. Beacon's trust professionals assist with developing an integrated long-term strategy for preserving family wealth, in addition to offering a full range of trust and estate administration services. Beacon’s portfolio managers assist clients in reaching their financial goals through asset allocation strategies based upon their individual risk preferences.

Beacon Trust Company is a wholly owned subsidiary of The Provident Bank which, in turn, is a subsidiary of Provident Financial Services, Inc. (NYSE:PFS), which reported assets of $8.4 billion as of September 30, 2014. The Provident Bank maintains a network of full service branches throughout northern and central New Jersey as well as eastern Pennsylvania.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements about (i) the benefits of the purchase of The MDE Group, Inc. and Acertus Capital Management, LLC by Beacon Trust Company, a wholly owned subsidiary of The Provident Bank, a wholly owned subsidiary of Provident Financial Services, Inc. (“Provident”), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the transaction; (ii) Beacon's plans, objectives, expectations and intentions and other statements contained herein that are not historical facts; and (iii) other statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Beacon's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Beacon and The MDE Group may not be combined successfully, or such combination may take longer to accomplish than expected; (2) operating costs, client loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected; (3) regulatory approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with such approvals of the transaction; (4) adverse governmental or regulatory policies may be enacted; (5) the risks associated with continued diversification of assets; (6) difficulties associated with achieving expected future financial results; and (7) competition from other financial services companies in Beacon's markets. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident's reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet Site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Provident or Beacon or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Provident and Beacon do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

SOURCE: Provident Financial Services, Inc.

Contact: Investor Relations, +1-732-590-9300; www.investorrelations@providentnj.com